UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2023
AgileThought, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39157	87-2302509
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W. Las Colinas Blvd. Suite 1650E, Irving, Texas	(971) 501-1140	75039
(Address of Principal Executive Offices)	(Registrant's telephone number, including area code)	(Zip Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AGIL	NASDAQ Capital Market
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	AGILW	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, AgileThought, Inc. (the “Company”) and the other Financing Agreement Loan Parties (as defined below) have defaulted under that certain Financing Agreement, dated as of May 27, 2022 (as amended prior to August 18, 2023, the “Financing Agreement”), by and among the Company, AN Global LLC, as borrower (the “Borrower”), the subsidiaries of the Company party thereto, as guarantors (together with the Company and the Borrower, collectively, the “Financing Agreement Loan Parties”), the lenders from time to time party thereto (the “1L Lenders”), and Blue Torch Finance LLC, as administrative agent and collateral agent for the 1L Lenders (the “1L Agent”), for which it previously sought forbearance. Such forbearance is no longer in effect.

On August 18, 2023, the Company and the other Financing Agreement Loan Parties entered into an amendment to the Financing Agreement (the “August 18, 2023 Amendment”) pursuant to which the 1L Agent and 1L Lenders agreed to provide an additional term loan in the amount of $10,598,775. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Financing Agreement, as amended by the August 18, 2023 Amendment.

In connection with the August 18, 2023 Amendment, (i) the Borrower paid to the 1L Agent, for the benefit of the 1L Lenders, an amendment fee in the amount of $529,938.75, which amount was paid in kind by capitalizing such fee and adding such amount to the outstanding principal amount under the Financing Agreement, and (ii) among other amendments to the Financing Agreement, providing for the inclusion of an exit fee in the amount of $423,951 to the Applicable Premium in the event of an Applicable Premium Trigger Event.

The foregoing description of the August 18, 2023 Amendment and the Financing Agreement as amended thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the August 18, 2023 Amendment, a copy of which is being filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1
Amendment No. 7 to the Blue Torch Financing Agreement, dated August 18, 2023, by and between AgileThought, Inc., and AN Global LLC, the financial institutions party thereto as lenders, and Blue Torch Finance LLC as administrative agent and collateral agent.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2023

AGILETHOUGHT, INC.

By:	/s/ Carolyne Cesar
Carolyne Cesar
Chief Finance Officer